EXHIBIT 23.3

                            DEGOLYER AND MACNAUGHTON
                               ONE ENERGY SQUARE
                              DALLAS, TEXAS 75206

                                 April 1, 1997

Domain Energy Corporation
1100 Louisiana, Suite 1500
Houston, Texas 77002

Gentlemen:

     We hereby consent to the references to our firm in your Registration Statement on Form S-1 in the "Summary Oil and Gas Reserve Data" section on page 9 and in the "Experts" section on page 64, and to the incorporation by reference of information contained in our "Appraisal Report as of December 31, 1996 of Certain Interests owned by Domain Energy Ventures Corporation and Domain Energy Production Corporation -- Proved Reserves;" PROVIDED, HOWEVER, that we are necessarily unable to verify the accuracy of the reserves and discounted present worth values contained therein because our estimates of reserves and discounted present worth have been combined with estimates of reserves and present worth prepared by other petroleum consultants.

                                                         Very truly yours,

                                                   /s/   DeGOLYER and
MacNAUGHTON

                                                         DeGOLYER and
MacNAUGHTON